SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------
                                    FORM 8-K
                                -----------------

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 9, 2001

                              SILVER STAR FOODS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    New York
                 (State or Other Jurisdiction of Incorporation)

                                    333-42311
                                    ---------
                            (Commission File Number)


                                   11-3265942
                                   ----------
                       (IRS Employer Identification No.)

                    7520 Avenue V, Brooklyn, New York     11234
             -------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (718)763-3000
              (Registrant's Telephone Number, Including Area Code)

          (Former Name or Former Address, if Changed Since Last Report)


ITEM 5.  Other Events and Regulation FD Disclosure.

Reference is made to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form SB-2 filed on October 12, 2001. The Registrant has received a letter from the staff of the Division of Corporation Finance of the Securities and Exchange Commission which states, among other things, that it does not appear to the staff that the Registrant can go forward with the transactions contemplated by the option issued by the Registrant to International Electronic Securities Trading LTD. Pursuant to the terms of the option, the obligations of International Electronic Securities Trading LTD to purchase any shares terminated prior to its first purchase of shares. The option further provided that, under that circumstance, International Electronic Securities Trading LTD. and the Registrant may renegotiate the option at that time. No such renegotiation occurred.

The Registrant has sold an aggregate of 657,480 shares to International Electronic Securities Trading LTD and its assignee.

The Registrant may have incurred material contingent liabilities in connection with sales of its shares.

The Registrant has determined not to make any further offers or sales of shares at this time and has given written notice to International Electronic Securities Trading LTD and its assignee of the termination of the option.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Silver Star Foods, Inc.
                                               a New York corporation

                                               By: /s/ Michael Trotta
                                               ---------------------------
                                                    Michael Trotta
                                                    President
DATED: November 15, 2001